                                                          Exhibit 1.A.(3)(c)
                                                                 Page 1 of 2

                       Schedule of Sales Commissions
                      (Broker-Dealers other than ESI)

Broker-dealers other than ESI are compensated for sales of this Policy on a gross concession. The compensation is calculated as a percentage of premium paid up to the Commissionable Target Premium (a target amount used only to determine commission payments), plus a percentage of premium paid in excess of Commissionable Target Premium. The schedule of percentage is as follows:

Percent of Premium up to Commissionable Target Premium:

Policy Year          Gross Concession
-----------          ----------------
     1                   85%
     2-10                4%
     11+                 1.5%

Percent of Premium in excess of Commissionable Target Premium:

Policy Year          Gross Concession
-----------          ----------------
1                    4%
2-10                 4%
11+                  1.5%

                                                              EXHIBIT 1.A.(3)(c)
                                                                     Page 2 of 2



                       Schedule of Sales Commissions
                      (ESI Registered Representatives)

ESI Registered Representatives are compensated for sales of this Policy on a commission and service fee basis. The compensation is calculated as a percentage of premium paid up to the Commissionable Target Premium (a target amount used only to determine commission payments), plus a percentage of premium paid in excess of Commissionable Target Premium.
The schedule of percentage is as follows:

Percent of Premium up to Commissionable Target Premium:

Policy Year          Commission     Service Fee
-----------          ----------     -----------
     1                   50%
     2-10                               4.0%
     11+                                1.5%

Percent of Premium in excess of Commissionable Target Premium:

Policy Year          Commission     Service Fee
-----------          ----------     -----------
     1                    2%
     2-10                               3.0%
     11+                                1.5%